Exhibit 99

[LOGO] RPC
An Oil & Gas Services Company

FOR IMMEDIATE RELEASE

RPC, Inc. Announces Increased Fourth Quarter Cash Dividend and Plans to Announce
    Fourth Quarter and Annual 2005 Financial Results during a Conference Call on February 15, 2006

ATLANTA, January 24, 2006 - The RPC Incorporated (NYSE: RES) Board of Directors declared an increased quarterly cash dividend of $0.05 per share payable March 10, 2006 to common shareholders of record at the close of business on February 10, 2006.

RPC also announced today that it will release its financial results for the fourth quarter and twelve months ended December 31, 2005 on Wednesday, February 15, 2006 before the market opens. In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, February 15, 2006 at 8 a.m. Eastern Time.

Individuals wishing to participate in the conference call should dial (888) 744-3690 or (706) 643-1513 for international callers. For interested individuals unable to join the call, a replay will be available until midnight on February 22, 2006 by dialing (800) 642-1687 or (706) 645-9291, conference ID 4071323.
This call also will be broadcast and archived on the company's investor Web site at http://www.rpc.net. Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

RPC, an oil and gas services company, provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest and Rocky Mountain regions, and in selected international markets. RPC's oil and gas services operating business units include Cudd Pressure Control, Patterson Services and Bronco Oilfield Services. RPC's investor Web site can be found on the Internet at www.rpc.net.

For information about RPC, Inc. and/ or this event, please contact:

Ben Palmer
Chief Financial Officer
404.321.2140
irdept@rpc.net

Jim Landers
Corporate Finance
404.321.2162
jlanders@rpc.net